Exhibit 99.2

June 14. 2007/ 11:00AM ET, **MXE - Q3 2007 MXEnergy Earnings Conference Call

Conference Call Transcript **MXE - Q3 2007 MXEnergy Earnings Conference Call Event Date/Time: Jun. 14. 2007 / 11:00AM ET

CORPORATE PARTICIPANTS

Tom Hartmann
MXEnergy Holdings, Inc. - General Counsel

Jeffrey Mayer
MXEnergy Holdings, Inc. - President, CEO

Chaitu Parikh
MXEnergy Holdings, Inc. - VP, CFO

CONFERENCE CALL PARTICIPANTS

John King
AIG - Analyst

Simon Baukh
MacKay Shields, LLC - Analyst

PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the third quarter 2007 MXEnergy earnings conference call. My name is Twalisha and I will be your coordinator for today.

(OPERATOR INSTRUCTIONS)

I would now like to turn the call over to your host for today, Mr. Tom Hartmann, General Counsel. Please proceed, sir.

 Tom Hartmann  — MxEnergy Holdings Inc. - General Counsel

 Thank you and good morning. I am Tom Hartmann, General Counsel of MxEnergy Holdings Inc. Today we will be reviewing with you our results for the three months and nine months ended March 31, 2007.

Before we begin, I would like to remind you that certain statements made during this conference call, which are not based on historical facts, may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that cause — that could cause actual results, events, or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described in our annual report for the year ended June 30, 2006.

All information is current as of the date of this call and the Company undertakes no duty or obligation to update this information.

In addition, at the end of the call, we will take questions. Due to SEC disclosure regulations, we will be limited to commenting on information that has already been made available by the Company.

We will not be able to talk at this point about events occurring after our fiscal quarter ended March 31, 2007 that have not previously been disclosed by the Company.

Now, I will turn the call over to Jeffrey A. Mayer, MXEnergy Holdings Inc. President and Chief Executive Officer.

 Jeffrey Mayer  — MxEnergy Holding Inc. - President, CEO

 Thank you, Tom, and good morning. I’m Jeff Mayer, President and Chief Executive Officer of MxEnergy Holdings Inc.

With me today are Tom Hartmann, whom you’ve just heard from, General Counsel, and Chaitu Parikh, Vice President and Chief Financial Officer.

Today we are announcing our results for the three months and nine months ended March 31, 2007.

Our third quarter of fiscal year 2007 produced adjusted earnings before interest, tax, depreciation and amortization — what we call adjusted EBITDA — of $48.7 million, an increase from the $14.7 million we experienced during the same period of the prior year.

This increase of $34 million over the same period in the prior year was due primarily to an increase in gross margin earned on customer contracts acquired in connection with the Shell Energy Services, LLC or SESCO acquisition completed in our first quarter of fiscal year 2007.

Sales for the three-month period ended March 31, 2007 were $311.1 million, up $154.8 million or 99% compared to the same period in the prior year, primarily due to the inclusion during the three-month period of natural gas consumption and fee revenue associated with the customers acquired from SESCO.

The average selling price per unit, including fee revenue, increased by $1.90 to $12.16 per MMBtu, primarily due to the higher price of natural gas at the time fixed-price customers were renewed or added between the respective periods plus fees associated with certain of the SESCO customers that we acquired.

We sold approximately 25.2 billion cubic feet — otherwise, we’ll refer to this as Bcf — of gas in the three months ended March 31, 2007 as compared to approximately 14.8 Bcf in the same period in the prior year. The increased volume is attributed to the natural gas consumption from the customers acquired from SESCO.

It should be noted that though our volumes increased, overall usage per customer decreased over the same period in the prior year as a result of the warmer-than-normal weather experienced in the Midwestern and the Northeastern United States during the quarter ended March 31, 2007.

As we suggested in our last earnings call, the majority of our revenues are generated during our second and third fiscal quarters or November through March in any calendar year. This causes seasonal volatility in our quarterly earnings and cash flows.

This year, third quarter heating degree days were approximately 9% lower than for the same period last year in our territories, and as a result, we delivered less volumes to our customers. That 9% is calculated on a weighted average basis across our territories.

The impact of warmer weather was somewhat offset by strong margins, illustrating the benefits of diversification among product types, fixed and variable contracts, and among utility territories.

Our risk management policies continue to be effective in locking in our forward margins and responding to variations in weather-related demands.

Our residential customer equivalents or RCEs — you will recall that this reflects, in the case of gas, 100 MMBtus of annual natural gas consumption and, in the case of power, 10 megawatts of annual electricity consumption.

Our residential customer equivalents or RCEs at March 31, 2007 were 636,300, an increase of 71% or approximately 264,000 RCEs from March 31, 2006, due to customers acquired in the SESCO acquisition.

Average annual in-contract customer attrition for the fiscal years 2003 through 2006 was approximately 23%.

Attrition for the three months and nine months ended March 31, 2007 was approximately 7% and 21% respectively, resulting in an annualized rate of 28%.

For the both the three months and the nine months ended March 31, attrition includes customer losses experienced in connection with the SESCO acquisition as well as challenging pricing and marketing conditions [Editor’s Note:  The transcript has been edited to reflect that pricing and marketing conditions were challenging.]

April 2007 results continue to be impacted by above average annualized attrition of approximately 26%, although in-contract customer attrition has generally improved every month since December 2006. [Editor’s Note:  The transcript has been edited to clarify that the referenced results occurred in April 2007.]

The loss of customer accounts was primarily due to customer-initiated switches, residential moves, and customer payment defaults.

Note that we use historic experience to determine the amount of in-contract attrition and to project demand from fixed price customers over the terms of their contracts. If the actual demand from fixed-price customers is significantly different from our projections, we may suffer financial losses if the market price of gas has increased or decreased from the original hedge price. Customer demand is also impacted by weather. [Editor’s Note:  The transcript has been edited to reflect that if actual demand from fixed-price customers significantly differs from projections, financial losses may occur if the market price for gas has changed from the original hedge price.]

We use utility-provided historic, actual, or forward projected customer volumes as a basis for our forecasted volumes and mitigate the risk of winter volume fluctuation for some customers by purchasing excess fixed-rate hedges by up to 10% of normalized winter projections for those customers.

Should winter weather demand cause an increase or a decrease to our weather-normalized projections, we may suffer a negative impact on financial results.

Our organic marketing continues to rely upon telemarketing and direct mail channels, both of which generate enrollments through our website.

As you may recall, at the beginning of our fiscal year, we hired a group to reinvigorate our door-to-door effort, which had been and is again proving to be a productive source of new customers for us.

Additionally, during the third fiscal quarter, we received a license for one new territory, the Terasen utility territory located in British Columbia, Canada.

As expected, this utility, comprised of approximately 900,000 residential, small commercial and industrial customers opened up for residential choice customers in May 2007 and we are currently actively selling in this territory.

National Grid’s Massachusetts Electric territory is a success we discussed in previous calls. This has had a positive impact on this quarter’s results. And speaking of electricity, we have begun to enhance our electricity initiative. We now have our Connecticut license for power.

And on May 16, we completed the acquisition of Vantage Power Services LP, which immediately made us an active power supplier in five utility territories in the state of Texas.

We continue to focus on our commercial marketing program, contracting with several independent professional sales agents for both telemarketing and door-to-door campaigns. And we continue to recruit inside sales agents to cover certain of our key territories.

When I say recruit, we have a number of sales agents and we continue to look for other strong sales agents to expand this commercial sales area.

Last quarter, our organic growth continued to be impacted by the shape of the forward price curve.

This has been in contango since we emerged from last winter with an unusual overhang of excess gas in storage after a relatively warm season.  [Editor’s Note:  The transcript has been edited to reflect that we emerged with an unusual overhand of excess gas in storage following are a relatively warm season.]  Higher forward prices mean that new fixed-price offers are sometimes substantially higher than short-term market prices reflected in many utility tariff rates.

With market resistance to high-priced fixed-rate products, we began to sell more variable priced and shorter-term fixed-price products. Note that at the end of the quarter, the forward curve began to flatten.

Note also that as of June 30, 2006, our energy market — 2007, I should say — our energy marketing agreement with Virginia Power Energy Marketing expires. This agreement required that MXEnergy acquire a large percentage of its gas purchases from VPEM within certain market pricing perimeters.

Because of amendments made to the agreement at the time, we entered into a revolving credit agreement last August 1. It is not anticipated that the Company will see any non-market price-based increases in credit requirements as a result of the termination of this contract.

Regarding progress on our transition of operational functions to Houston, we previously reported that we have completed the transfer of collections and operational accounting to the Houston office.

We also have reorganized our customer data solutions and have expanded this group with recruitment and training of new personnel to replace those that were unable to make the move from our New Jersey office to our Houston office.

At the same time, we have almost completed the move of IT personnel function from the New Jersey office to Houston.

The relocation of the main service to Houston is progressing. We currently have consolidated approximately 75% of our customer base into the Siebel Lodestar system.

That’s the customer relationship management system and billing platform that we acquired in the SESCO acquisition. Corporate functions, including marketing, finance, risk management and legal will remain in Connecticut as will the corporate headquarters.

I will now turn the call over to Chaitu Parikh, our chief financial officer for a more detailed discussion of our financial results for the three months and nine months ended March 31, 2007. Chaitu?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Thank you, Jeff. MXEnergy reported adjusted EBITDA of $48.7 million for the three months ended March 31, 2007 as compared to adjusted EBITDA of $14.7 million for the same period in the prior year.

Adjusted EBITDA excludes unrealized gains and losses from risk management activities and non-cash compensation expenses.

The increase of $34 million versus the same period in the prior year was primarily due to an increase in gross profit earned on customer contracts acquired in connection with the acquisition of substantially all the assets of Shell Energy Services or SESCO on August 1, 2006.

Included in the net increase of $34 million is an estimated net gain of $1.8 million in the current period as compared to an estimated net loss of $12 million recorded in the same period in the prior year related to the settlement of risk management activities associated with ending inventory balances.

The net gains and losses on risk management activities are largely offset in subsequent periods by the associated effect on margins when the inventory is sold to customers under fixed-rate contracts.

MXEnergy records revenue from the sale of natural gas and electricity in the period in which the commodity is consumed by customers or, in certain circumstances, when title passes upon delivery to the local distribution company.

MXEnergy reported a net gain of $6.4 million during the three months ended March 31, 2007, in connection with the annual revenue reconciliation performed for the LDCs through with MXEnergy records revenue when title of natural gas passes to the LDC.

MXEnergy did not record any material adjustments during the three months ended March 31, 2006, with respect to the annual LDC reconciliations.

In addition, during the three months ended March 31, 2007, MXEnergy recorded rationalization charges of $300,000 related to the SESCO acquisition.

After excluding the gains and losses on risk management activities, the gains on annual LDC reconciliations and rationalization charges recorded, relating to the SESCO acquisition, MXEnergy reported a net increase of $14.1 million during the three months ended March 31, 2007 over the same period in the prior year, primarily due to an increase in gross profit earned on customer contracts acquired in connection with the SESCO acquisition, offset by a decrease in gross profit earned per customer due to a 9% decrease in heating degree days across our natural gas markets for the three months ended March 31, 2007, in comparison to the same period in the prior year. [Editor’s Note:  The transcript was edited to reflect a net increase of  $14.1 during the three months ended March 31, 2007 primarily  due to an increase in gross profit earned on customer contracts acquired in connection with the SESCO acquisition, offset as outlined.]

This is due to warmer-than-normal weather experienced in the Midwestern and Northeastern United States.

A heating degree day is defined as the difference between 65 degrees Fahrenheit and the average ambient temperature for a day. For example, a 45 degree Fahrenheit temperature is equivalent to 20 heating degree days.

Adjusted EBITDA for the nine months ended March 31, 2007 was $59.2 million as compared to adjusted EBITDA of $25.9 million for the same period in the prior year.

The increase of $33.3 million versus the same period in the prior year was due primarily to an increase in gross profit earned on customer contracts acquired in connection with the SESCO acquisition.

Included in the net increase is an estimated net gain of $700,000 in the current period versus an estimated net loss of $3.1 million recorded in the same period in the prior year related to the settlement of risk management activities associated with ending inventory balances.

The net gains and losses on risk management activities are largely offset in subsequent periods by the associated effect on margins when the inventory is sold to customers under fixed rate contracts.

In addition, MXEnergy recorded non-recurring rationalization charges and compensation expense of $1.3 million and $800,000 respectively, related to the SESCO acquisition.

After excluding the gains and losses on risk management activities and rationalization charges and non-recurring compensation expenses recorded related to the SESCO acquisition, MXEnergy reported a net increase of $31.6 million during the nine months ended March 31, 2007 over the same period in the prior year, again, primarily due to an increase in gross profit earned on customers contracts acquired in connection with the SESCO acquisition.

And this is offset by a decrease in gross profit earned per customers due to a 17% decrease in heating degree days across our natural gas markets in the last two quarters of the nine months ended March 31, 2007 in comparison to the same period in the prior year.

This is again due to warmer-than-normal weather that we experienced in the Midwestern and Northeastern United States and the inclusion of Georgia as a significant market during the current fiscal year.

Adjusted EBITDA on a pro forma basis after giving effect to the SESCO acquisition and related financing was $60.4 million for the nine months ended March 31, 2007 compared to $49.2 million in the same period in the prior year.

The net increase of $11.2 million includes an estimated net gain of $700,000 in the current period versus an estimated net loss of $3.1 million recorded in the same period in the prior year related to the settlement of risk management activities associated with ending inventory balances.

As explained earlier, the net gains and losses on risk management activities are largely offset in subsequent periods by the associate effect on margins when the inventory is sold to customers under fixed-rate contracts.

Offsetting the increase of $11.2 million is the reduction in gross profit due to the 17% decrease in heating degree days for the last two quarters of the nine months ended March 31, 2007 compared to the same period in the prior year, again, due to warmer-than-normal weather experienced in the Midwestern and Northeastern United States.

MXEnergy also recorded during the nine months ended March 31, 2007 nonrecurring rationalization charges and compensation expense of $1.3 million and $800,000 respectively, both related to the SESCO acquisition.

In addition, SESCO’s operating activities included PIPP accounts for the nine months ended March 31, 2006. The PIPP accounts represented approximately $117.8 million of sales and $1.9 million of adjusted EBITDA for the nine months ended March 31, 2006.

In addition, MXEnergy did not acquire approximately 85,000 residential customer equivalents whose contracts were terminated or expired between March 31, 2006 and August 1, 2006.

In August 2006, MXEnergy approved a plan to move certain of its employees and operations to Houston in conjunction with the SESCO acquisition.

The terms of this rationalization plan, which are specific to each employee affected, include various employee benefit cost components such as severance, retention bonuses and reimbursement of relocation costs.

MXEnergy estimates the maximum rationalization charges for the plan, all of which relate to employee severance and benefits, will amount to approximately $1.5 million.

Natural gas continues to account for approximately 98% of our sales. The majority of our gas is sold during our second and third fiscal quarters or primarily November through March. This causes seasonal volatility in our quarterly earnings and cash flows.

Our results for the three and nine months ended March 31, 2007 and 2006 are not necessarily a reflection of our results for future periods.

Let’s first look at the three months ended March 31, 2007 compared with the three months ended March 31, 2006.

As explained by Jeff earlier, the average number of natural gas residential customer equivalents for the three months ended March 31, 2007 were approximately 618,700, an increase of 65% or approximately 242,600 RCEs over the same period in the prior year, due to the customers acquired in the SESCO acquisition.

The increase in average RCEs was partially offset by an overall decline in net organic growth during the three months ended March 31, 2007.

Sales for the three months ended March 31, 2007 were $311.1 million, up $154.8 million or 99% compared to the same period in the prior year, principally due to natural gas consumption and fee revenue associated with the accounts acquired in the SESCO acquisition. [Editor’s Note:  The transcript was edited to reflect that sales increased for the three months ended March 31, 2007 principally due to natural gas consumption and fee revenue associated with accounts acquired in the SESCO acquisition.]

In addition, the average selling price per unit, including fee revenue, increased by $1.90 to $12.16 per MMBtu.

This is largely due to higher price of natural gas under fixed-price contracts, when the fixed-price customer contracts were added or renewed in addition to the fee income realized from certain of the SESCO customer contracts we acquired.

MXEnergy sold approximately 25.1 Bcf of natural gas during the three months ended March 31, 2007 compared to approximately 14.8 Bcf during the prior year period.

The increased volume is attributable to the customer contracts acquired in connection with the SESCO acquisition.

However, overall usage per customer decreased over the same period in the prior year as a result of the warmer-than-normal weather experienced in the Midwestern and Northeastern United States during the quarter ended March 31, ‘07.

Gross profit for the three months ended March 31, ‘07 was $94.2 million compared to a gross loss of $66.8 million in the same period in the prior year.

The change is primarily related to unrealized gains on our risk management activities of $28.9 million and unrealized losses on risk management activities of $89.3 million for the three months ended March 31, 2007 and 2006, respectively, resulting from changes in forward natural gas prices during the respective periods in relation to the contracted forward prices.

This impact should be fully or partially offset in future periods by higher or lower gross profit, as physical gas is delivered to customers during the remaining terms of their fixed rate contracts.

The increase of $161.0 million in gross profit is also attributable to an overall increase in per-unit margin earned on customer contracts acquired in connection with the SESCO acquisition.

As previously explained, we have elected not to designate any derivative instruments as hedges in accordance with the provisions of FAS No. 133.

Accordingly, any changes in derivative fair value must be adjusted through unrealized losses or gains from risk management activities in the consolidated statement of operations as evidenced by the $28.9 million unrealized gains and $89.3 million unrealized losses on risk management activities previously discussed.

In our segment analysis, we evaluate performance based on several factors of which the primary financial measure is gross profit, adjusted to exclude the effect of any unrealized gains or losses from risk management activities.

We classify our business interests into three segments — residential and small commercial natural gas, mid-market commercial natural gas and electricity.  [Editor’s Note:  The transcript has been edited to reflect that we classify our business interests into three segments — residential and small commercial natural gas, mid-market commercial natural gas and electricity.]  The combined adjusted gross profit for the three moths ended March 31, 2007 was $65.2 million, an increase of $42.7 million over the prior year.

As we do not perform hedge accounting, this increase includes an estimated $12 million of net losses recorded in the same period in the prior year and $1.8 million of estimated net gains recorded in the current period related to realized risk management activities that impacted operations during a different period than the associated margin achieved on the physical sale of natural gas.

The discussion of the impact of the estimated $1.8 million of realized gains and estimated $12 million of realized losses on our earnings for the three months ended March 31, 2007 and 2006, respectively, assumes our hedge accounting would have been 100% effective.

The overall increase in adjusted gross profit between the periods is primarily due to gross profit earned on customer contracts acquired in connection with the SESCO acquisition.

Operating expenses for the three months ended March 31, 2007 were $28.4 million, up 173% from $10.4 million in the three months ended March 31, 2006.

This increase was primarily due to increased staffing levels and related costs, higher customer care costs and increased depreciation and amortization expense, all of which were mainly related to the SESCO acquisition.

The increase in operating expenses was also attributable to an increase in staffing levels and professional fees in connection with improving the segregation of duties within the Company and its overall control environment.

In addition, during the three months ended March 31, 2007, MXEnergy also recorded rationalization charges of $300,000 related to the SESCO acquisition.

For the three months ended March 31, 2007, MXEnergy recorded $21.4 million of income tax expense compared to a $31.9 million income tax benefit for the same period in the prior year.

The change from the prior year is attributable to a change from a pre-tax loss of $78.2 million for the three months ended March 31, ‘06 to pre-tax income of $55.9 million for the three months ended March 31, ‘07.

The overall decrease in the effective income tax rate between the periods is primarily due to a decrease in the effective state tax rate as a result of the acquisition of SESCO.

Now, comparing nine months ended March 31, 2007 with the nine months ended March 31, 2006, there is the following results.

The average number of natural gas RCEs for the nine months ended March 31, ‘07 was approximately 584,100, an increase of 61% or approximately 221,700 RCEs over the same period in the prior year, again due to the customers acquired in the SESCO acquisition.

The increase in average RCEs was partially offset by an overall decline in net organic growth during the nine months ended March 31, 2007.

Sales for the nine months ended March 31, 2007 were $592.3 million, up $286.3 million or 94% compared to the same period in the prior year, principally due to natural gas consumption and fee revenues associated with the accounts acquired in the SESCO acquisition.

In addition, the average selling price per unit, including fee revenue, increased by $1.87 to $11.75 per MMBtu, largely due to the higher price of natural gas when fixed price customers were added or renewed and fee income realized from certain of the SESCO customers we acquired.

MXEnergy sold approximately 49.3 Bcf of natural gas during the nine months ended March 31, ‘07 compared to approximately 29.6 Bcf during the same period in the prior year. The increased volume is largely attributable to the customers we acquired in connection with the SESCO acquisition.

However, as previous explained, overall usage per customer decreased over the same period in the prior year as a result of warmer-than-normal weather experienced in the Midwestern and Northeastern United States during the last two quarters of the nine months ended March 31, 2007.

Gross profit for the nine months ended March 31, 2007 was $91.6 million compared to a gross loss of $12.7 million in the same period in the prior year.

The increase is primarily related to unrealized losses on our risk management activities of $12.9 million for the nine months ended March 31, 2007 as compared to $57.6 million for the nine months ended March 31, 2006, resulting from changes in forward natural gas prices during the respective periods in relation to the contracted forward prices.

This impact should be fully or partially offset in future periods by higher or lower gross profit, as physical gas is delivered to customers during the remaining terms of their fixed rate contracts.

The increase of $104.3 million in gross profit is also attributable to an overall increase in per unit-margin earned on customer contracts acquired in connection with the SESCO acquisition.

Under our segment analysis, the combined adjusted gross profit for the nine months ended March 31, 2007 was $104.6 million, an increase of $59.7 million over the same period in the prior year.

As we do not perform hedge accounting, this increase includes an estimated $3.1 million of realized losses recorded in the same period in the prior year and $700,000 of estimated realized gains recorded in the current period related to realized risk management activities that impacted operations during a different period than the associated margin achieved on the physical sale of natural gas during the period.

The discussion of the impact of the estimated $700,000 of realized gains and $3.1 million of estimated realized losses on our earnings for the nine months ended March 31, 2007 and 2006, respectively, assumes our hedge accounting would have been 100% effective.

The overall increase in adjusted gross profit between the periods is primarily due to margin earned on customer contracts acquired in connection with the SESCO acquisition.

Operating expenses for the nine months ended March 31, 2007 were $71.2 million, up 170% from $26.4 million in the nine months ended March 31, 2006.

This was primarily due to increased staffing levels and related costs, higher customer care costs and increased depreciation and amortization expense, all of which were mainly related to the SESCO acquisition.

The increase in operating expenses was also attributable to an increase in staffing levels and professional fees in connection with improving the segregation of duties within the Company and its overall control environment.

In addition, we recorded rationalization charges of $1.3 million and compensation expenses of $800,000 for management bonuses related to the SESCO acquisition.

For the nine months ended March 31, 2007, MXEnergy recorded $2.6 million of income tax benefit compared to $16.6 million of income tax benefit for the same period in the prior year.

The change from the prior year is attributable to the change from a pre-tax loss of $41.3 million for the nine months ended March 31, 2006 to a pre-tax loss of $6.7 million for the nine months ended March 31, 2007.

The overall decrease in the effective income tax rate between the periods is primarily due to a decrease in the Company’s effective state tax rate as a result of the SESCO acquisition.

I’ll now turn the call back toJjeff Mayer for some closing remarks.

Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Thank you, Chaitu. Let me thank our listeners for joining us this morning and we appreciate your continued interest in our Company. And we’ll now open the call up for questions.

QUESTION AND ANSWER

Operator

 (OPERATOR INSTRUCTIONS) And our first question comes the line of John King with AIG. Please proceed.

 John King  — AIG - Analyst

 Hey, how are you guys doing?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Good, John.

 John King  — AIG - Analyst

 Good. When you calculate the customer attrition, do you use the quarter end numbers or the average quarterly numbers?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 We’re using an average number over the quarter when we calculate the attrition.

 John King  — AIG - Analyst

 Got it. Okay. And remind me again the number that you calculated. Is that gross or net of customer additions that offset the — both the customer losses?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 That is inclusive of customer additions in the period.

 John King  — AIG - Analyst

 Got you. Okay. The — correct me if I’m wrong. The average number of customers for this quarter was 618,700. But then the quarter end number was 636,300. So, the quarter-end number is actually higher than what — than the average for the quarter. Is that right?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 The — I think we were talking about gas. We were talking about the other number.

John King  — AIG - Analyst

 Okay. The 618 is just gas then. Okay. Got you. Okay. Another question on an unrelated topic. How is the bond registration process going?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 The bond registration process, we did file the S-4. We did get effective on April 30. However, we identified an error in our December 2006 numbers and had to issue a restatement.

So, as a result, we’ll be filing in another amendment to our S-4, post effective amendment, which we expect to file within the next few weeks.

So, it’s been delayed by a couple of weeks, but we expect to have the initial filing completed — we’ll have the filing completed within the next few weeks and then there will be a 30-day period for the exchange offering to close. [Editor’s Note: The Company is required, under the registration rights agreement relating to its Senior Floating Rate Notes due 2011, to leave the exchange offer open for at least 30 days.]

And the restatement — I know this wasn’t your question — but the restatement was a result of a change in the unrealized losses on our forward contracts. So, it was a non-cash charge. It was approximately $6 million in the December ‘06 period.

 John King  — AIG - Analyst

Okay. How will the registration process affect your reporting requirements, if at all?

Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

I don’t expect it to have any impact on our reporting requirements.

 John King  — AIG - Analyst

 Okay. How is second quarter going so far? I know you gave some data points for April a little bit. But can you talk a little bit about how things have gone since then in May and the first half of June in general?

Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

No, we’re not going to give any information around the — which is our fourth quarter for fiscal ‘07 — second quarter calendar quarter, but fourth quarter for us.

 John King  — AIG - Analyst

 Okay. Last question. With the Vantage acquisition, you guys picked up some power customers. Are you still — is that something that you’re still sort of not interested in growing the power side of the business?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 I wouldn’t say that, John.

As we’ve indicated over the past few months, we’ve actually doubled the size of the electricity business in the third and fourth quarters, largely because of an expansion in the — of our customer base in the Massachusetts market. That was expanded through organic marketing.

We have also indicated, as you may know recently, we’ve been licensed in the state of Connecticut to sell electricity behind United Illuminating’s territory. And then, this recent acquisition has put us squarely in the middle of the Texas market, which I think it’s fair to say, is the largest electricity market in the country. You can draw your own conclusions as to our interest in electricity.

John King  — AIG - Analyst

That’s fair. Great. Thanks for your time.

Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Thank you, John. Thanks for joining us.

Operator

 (OPERATOR INSTRUCTIONS) And our next question comes from the line of Simon Baukh with MacKay. Please proceed.

 Simon Baukh  — MacKay Shields, LLC - Analyst

Good morning, guys.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

Good morning, Simon.

Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

Good morning, Simon.

Simon Baukh  — MacKay Shields, LLC - Analyst

If you — if I look at your quarterly EBITDA year over year and exclude — you’re excluding the mark-to-market gains, I calculate you being down from 52 to 47. Is that right?

Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 On a pro forma basis?

 Simon Baukh  — MacKay Shields, LLC - Analyst

Total — pro forma. Yes, everything pro forma.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 On a nine-month basis, we’re at $60.3 million versus $49.2 million in the prior year?

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And what about — just on the three-month basis?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Oh, on the three-month basis — on the three-month basis, we are — sorry.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Give us just a moment here, Simon.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Right. So, we’re — we were $48.7 million for this year versus $40.8 million last year.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay, but that includes the mark-to-market derivatives, right?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Well, we’ve —

 Simon Baukh  — MacKay Shields, LLC - Analyst

 There was a loss of $12 million last year and a gain of $2 million this year.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 That is correct. That is correct. So, you have to adjust for the $12 million and the $1.8 million. So, you have a $13.8 million adjustment you have to make there.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. So, in making that adjustment, you would be down.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 That’s correct. We would be down.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And is that — and you kind of talked through, it sounds like, heating degree days, higher-than-expected attrition, loss of PIPP accounts. Is that what you’d consider those kind of the main contributing factors to that?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Yes, the PIPP accounts, I think we said were $1.9 million of EBITDA for the nine months, I believe.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 For the nine months. Okay.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 There was a portion of that in the quarter, obviously, and then the balance would have been reduction in number of RCEs being serviced over the prior period.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right. Yes.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 And then the weather impact.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And now, is there anything — would you — is there anything you can think of that would be maybe positively offsetting that — that maybe that loss should have been bigger than it was? Would you have some kind of positive factors that are helping you out?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Sure. I mean, the positive factors are — we mentioned the $6.4 million of reconciliation in our — one of our — two of our LDC markets.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 And that $6.4 million — we recorded that in the March 31, ‘07 period and we didn’t have a similar increase in the prior year period.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Yes. And that’s — but that’s a one-time — that’s a one-time thing, right?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 It’s not really a one-time thing. It’s just the way that the reconciliations occur. The reconciliations occur in March, but I wouldn’t say it’s a one-time gain. I mean, the earnings — it’s just that the reconciliation occurs in that period and this year we had a gain — a realized net gain. So, I wouldn’t say it’s a one-time.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. And last year you didn’t have anything.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 And last year we just didn’t — we didn’t have anything as part of that reconciliation.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 The other comment I would make is we have focused on our supply management. And through supply management, we’ve been able to increase some savings around our cost of gas purchases. So ...

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Reduce our cost.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Reduce our cost, increase the amount of savings there. And that’s contributed to the margin that we realized in the period.

And then, finally, I think Jeff mentioned as part of his discussion, that we had some strong margins from our customer contracts under the variable and fixed-price contracts.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. Next question is on attrition. How concerned are you about kind of the higher-than-expected attrition levels, Jeff? And then, the other thing is — you kind of classify the three buckets.

People move, people end their contract early. People don’t pay. How would you subdivide attrition into kind of those three categories?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 First, Simon, the attrition that we experienced in the quarter following the acquisition has calmed down quite a bit.

We talked about this in a couple earlier calls, that after the merger announcement, we experienced a good deal of attrition in the SESCO accounts in both Georgia and Ohio, which, of course, is where the accounts were located. Some of this was foreseen and, in fact, we had adjusted for it in the purchase price of the deal.

Some of it was greater than we expected, particularly among lower margin commercial customers where our competitors in Georgia went gunning for us after the — after the merger.

We expected a good deal of this — after the second quarter of our fiscal year, we saw the attrition come back into line with our historical experience. And so, I think we feel it’s well under control.

We also, of course, have made an effort to go back to a lot of those customers that left us to win them back and we’ve had some modest success with that.

The second question you raised concerned the nature of the attrition. It continues to fall into the same buckets — a certain proportion of the attrition is due to people moving and dying. Historically, that runs around 9% or so.

Then, we have a substantial number of customers that leave us for credit reasons. I think I refer to it as default.

But I think these are frequently people that leave for credit because they have not paid their bills in a timely manner to the utilities. And so, the utilities drop them because they’re no longer eligible for the choice programs in which the utilities frequently guarantee the receivables.

And then, the third category is the — is the —

 Simon Baukh  — MacKay Shields, LLC - Analyst

 How many people fall into that second category? What percentage would you say of the 26?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 We haven’t spoken to it and I can’t give you — I can’t give you a number off the top of my head. We can take a look at that for future calls. But it’s a significant number. And then, finally, you have a certain percentage of customers that are price shopping.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right. Okay. But it sounds like the default is probably the biggest — the biggest component.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 The —

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Or what you classify as default, but is really the utility Company dropping non-credit worthy customers.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Your question, I’m sorry, was whether default was the ...

 Simon Baukh  — MacKay Shields, LLC - Analyst

 The most common — the most common reason for attrition.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 I think — I don’t think we can actually determine. A lot of — bear in mind that the attrition often is — comes from the utility. The utility notifies us of who is no longer on.

And I have to tell you that each of the utilities has a different way of defining the reasons for the customer leaving and it’s difficult to determine sometimes whether it’s because of a situation like a move or a termination or a customer-initiated switch for another reason or a credit default.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 This is an ongoing struggle to interpret the utility numbers and to be able to categorize, in our records, why the customers are leaving.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. And I guess kind of what I was trying to — what I’m trying to get to is how much of the attrition — where customer move or default or when they’re under contract, I mean, do you collect some sort of penalty and how successful are you at doing that? When they kind of end their contract prematurely?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 In almost all cases — I think there’s only one utility in which this is an exception — we have in our contract an exit fee or an early contract termination fee for mass market residential customers that is a fixed liquidated damages fee.

And then, in our contract for commercial customers, we have a provision which provides that we have the right to recover the cost of cover so that if a contract — if forward prices are lower that the supply costs that we initially modeled, we have the right to recover those costs from those larger commercial customers.

We have had mixed success in recovering exit fees because most of our book is mass market, residential and small commercial, you can understand how it’s not cost effective to go after many of those customers.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Yes.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 However, we have increased our efforts in this regard just over the past year and have, in fact, started to book some fees.

I’m not sure if we’ve broken these down or disclosed them. But Chaitu, do you want to address the second part of Simon’s question, which is how successful are we in recovering?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 We have — we have really built up our infrastructure around billing needs fees in the various markets that we service. So, we’ve made a much more concerted effort of going after these customers.

And our primary goal is to try and get the customers to remain with us. And if they — we can’t get them to stay with us, then we do go after and try and collect the termination fees. The amount of fees that we’ve collected year to date, I mean, it doesn’t amount to a lot of money.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 What is — what it — how is it determined? Is it kind of like present value of what they owe you or —

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 No, for the mass market —

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 — it’s a fixed fee that’s typically built into the customer contract anywhere from $25 to $175.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 So, even if you have attrition because the utility, for whatever reason decides that customer — they don’t want them on your program — the utility has no responsibility to you.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 That’s correct.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 So, okay.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 But we have to go after the customer in that case.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. And there’s no way they would take on that responsibility, is there?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 We found that billing responsibility on our behalf or the utility does not provide us with those fees.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right. Even though they’re the ones that are actually effectively causing the termination. Right?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 In some cases, they may be the ones that are affecting the termination because of the credit drops or other reasons. With that they — it’s not something that they’re prepared to take on.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 I think — let’s distinguish also between where we bill the customers and where the utility bills the customers. As you now — as you know, in Georgia and Texas, we do our billing.

And there, we have a much easier time of collection fees in contrast to where we must rely on the utility billing system, which rarely provides for an ability for us to upload to the utility building system and exit fee.

Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. And how — I mean, how concerned are you about attrition, Jeff? I mean, it sounds like it’s — you expected some after the SESCO.

It seems like it’s dragging on a bit longer than maybe you would have thought. I mean, is this — how would you rank this on things that worry you?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Attrition is one of our primary concerns in our business. It’s one of the key drivers.

We are constantly working to reduce it. We are very active in our call center in trying to save customers. And we have all sorts of incentives to motivate our agents to save customers when they call in.

We also have made it one of the primary goals of our branding strategy to address attrition and we think that we’ve been somewhat successful there. I don’t believe it’s any greater concern than it ever was before.

Certainly, in the first quarter after the SESCO acquisition, we watched it closely and we were concerned. But it’s the nature of our business and we’re now back to — close to our historic experience.

The — and as you know, we’ve worked that experience into all of our pricing models and our forward hedging models. And it continues to be a factor that we feel is under control.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Have you operated in a non-contango market?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Up until the winter of ‘06 —

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Yes. And was —

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 — and we had that very warm January, we generally were in a backward-dated market since we first started.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And what were the attrition effects at that time? I mean, is contango a big contributor, would you say?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 I don’t — I think it would be speculative to — do we think the contango — I think we could speculate that perhaps the contango market may have an impact, but I think it’s unduly speculative.

I don’t think we really have any numbers. We do — we have spoken to the fact that there have been marketing challenges in a contango market.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 And I think we even state this that our forward prices are often higher than the utility short-term prices.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Yes.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 And that’s why we moved to shorter-term three month and six month averages.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Yes.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Simon, just to remind you, the three-year average through June 30 of ‘06 was 23%. So, that did cover a period where we had a significant period of attrition during that three-year period there.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. I wanted to, Chaitu, get some more detail on your balance sheet.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Okay.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 So, is this — is the debt basically unchanged from last quarter where you had about 178 of the senior notes and 11 of the term loan?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 That’s correct.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And nothing drawn on the revolver?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 That’s correct.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And that’s a $40 million revolver?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 No, the — it’s a $280 million revolver.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Right. Of which how much is available?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 The availability under the facility at the end of March was $90 million.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. And you have — it looks like a pretty high cash balance relative to where you were at this time last year.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 That’s correct. That’s — goes to the seasonality in the business.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. And this time last year, it didn’t include SESCO. Is that the difference?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Yes, it didn’t include SESCO and when we did the note offering, we funded a little bit more than we — that we needed to. So —

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. So, how much of that $82 million would you say is seasonally necessary versus how much of it you could use for, say, debt paydown or —

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Yes, it’s not something that we disclose or we’re prepared to disclose at this point.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. Do you have the cash flow from operations and CapEx number for the quarter?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Yes, the CapEx for the quarter was about $2.6 million.

Operator

 And our next question comes from the line of [Matthew Hoffman] with Morgan Stanley. Please proceed. Mr. Hoffman, your line is open. And there appears ...

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Operator, I’m sorry, Twalisha?

Operator

 Yes?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 This is Jeff Mayer. I just want to make sure that Simon was finished with his questions.

Operator

 Sir, it sounds — it looks like that — it sounds like that it was — he had a long pause and then his line hung up.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Okay. He can come back on by doing star, one, I take it.

Operator

 He sure can. He sure can.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Thank you. I take it we’re waiting for Matthew.

Operator

 And Matthew hung up as well. And we do have Simon, who has queued up again. Please proceed, Simon.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Just three quick ones is cash flow from operations. Do you have that?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Sure. For the nine months, it was $30.3 million. For the three months, it was approximately $73 million.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And any impact from this termination of the Virginia contract that you mentioned?

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 No impact in cash flow and we don’t anticipate any impact going forward — no negative impact going forward.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 And then, my last question is just what are you seeing so far? I know you don’t want to talk about the current quarter, but any — your investment in kind of sales and marketing. Is that beginning to bear fruit? Any kind of just qualitative comments you can make that?

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Well, I think we address this — I can reiterate what we said earlier and you can draw your own conclusions.

We have reinvigorated our door-to-door effort, which was very successful for us in the past, but which we have put on hold and over the past couple quarters we’ve started to put more resources into that.

And I think the other key metric that I mentioned earlier is that the forward market is flattened out again so that the contango is disappearing from it. And I think you can also draw some conclusions from that.

 Simon Baukh  — MacKay Shields, LLC - Analyst

 Okay. Thanks, guy.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Thank you, Simon.

 Chaitu Parikh  — MXEnergy Holdings, Inc. - VP, CFO

 Thanks, Simon.

Operator

 And there appears to be no additional questions at this time. I would now like to turn the call over to Tom Hartmann for any closing remarks.

 Tom Hartmann  — MXEnergy Holdings, Inc. - General Counsel

 Thank you, everyone. If there are no other questions, we appreciate your joining us today.

As a reminder, MXEnergy will file its quarterly report for the three months ended March 31, 2007 with the Securities and Exchange Commission later today. We also will be hosting the transcript of this call onto the MXEnergy Holdings website on or about June 20, 2007. Thank you again.

 Jeffrey Mayer  — MXEnergy Holdings, Inc. - President, CEO

 Thank you all.

 Tom Hartmann  — MXEnergy Holdings, Inc. - General Counsel

 Good-bye.

Operator

 This now concludes your presentation. You may now disconnect and have a wonderful day.

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